Item 77C - DWS Cash Investment Trust
Registrant incorporates by reference to Proxy Statement filed on March 8, 2006 (Accession No. 0001193125-06-048473).
A Special Meeting of Shareholders (the "Meeting") of DWS
Cash Investment Trust (the "Fund") was held on May 5, 2006, at the offices of Deutsche Asset Management, 345 Park
Avenue, New York, New York 10154. At the Meeting, the following matters were voted upon by the shareholders (the resulting votes are presented below).
I.	Election of Trustees.


Number of Votes:

For
Withheld
Henry P.
Becton,
Jr.
461,537,857.054
21,949,576.058
Dawn-
Marie
Driscoll
461,524,547.934
21,962,885.178
Keith R.
Fox
461,466,182.554
22,021,250.558
Kenneth
C.
Froewiss
460,693,484.279
22,793,948.833
Martin J.
Gruber
460,436,720.599
23,050,712.513
Richard J.
Herring
460,659,461.369
22,827,971.743
Graham
E. Jones
460,656,696.144
22,830,736.968
Rebecca
W. Rimel
461,302,417.894
22,185,015.218
Philip
Saunders,
Jr.
461,002,844.154
22,484,588.958
William N.
Searcy,
Jr.
461,389,212.959
22,098,220.153
Jean
Gleason
Stromberg
461,264,312.484
22,223,111.628
Carl W.
Vogt
461,040,918.944
22,446,514.168
Axel
Schwarzer
460,585,150.339
22,902,282.773

II-A.	Approval of an Amended and Restated Investment
Management Agreement.

Number of Votes:
For
Again
st
Abstai
n
Broker
Non-
Votes*
426,90
5,547.
518
17,139
,747.1
45
23,713
,079.4
49
15,729
,059.0
00

II-B.	Approval of a Subadvisor Approval Policy.

Number of Votes:
For
Again
st
Abstai
n
Broker
Non-
Votes*
427,26
4,533.
583
18,594
,539.7
04
21,899
,300.8
25
15,729
,059.0
00

III.	Approval of a Revised Fundamental Investment
Restriction Regarding Commodities.

Number of Votes:
For
Again
st
Abstai
n
Broker
Non-
Votes*
424,06
0,421.
545
21,441
,759.2
62
22,256
,193.3
05
15,729
,059.0
00

IV.	Approval of a Revised Fundamental Investment
Restriction Regarding Concentration.

Number of Votes:
For
Again
st
Abstai
n
Broker
Non-
Votes*
426,76
5,553.
906
19,411
,207.1
68
21,581
,613.0
38
15,729
,059.0
00

The Meeting was reconvened on June 1, 2006, at which time
the following matter was voted upon by the shareholders (the resulting votes are presented below).
V-A.	Approval of Amended and Restated Declaration of Trust.

Number of Votes:
For
Again
st
Abstai
n
Broker
Non-
Votes*
481,55
9,633.
136
19,887
,229.6
52
27,301
,055.1
18
14,004
,128.0
00

The Meeting was further reconvened on August 31, 2006, at
which time the following matter was voted upon by the
shareholders (the resulting votes are presented below).
V-B.	Approval of Further Amendments to Amended and
Restated Declaration of Trust.1

Number of Votes:
For
Again
st
Abstai
n
Broker
Non-
Votes*
523,98
3,260.
148
25,562
,568.7
16
31,656
,013.4
29
12,338
,603.0
00

1	This proposal was not approved by the shareholders.
*	Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.
A Special Meeting of Shareholders (the "Meeting") of DWS
Cash Investment Trust (the "Fund") was held on December 8,
2006, at the offices of Deutsche Investment Management
Americas Inc., 345 Park Avenue, New York, New York 10154.
At the Meeting, the following matter was voted upon by the shareholders (the resulting votes are presented below).

I.	Approval of an Agreement and Plan of Reorganization.

Number of Votes:
For
Again
st
Abstai
n
Broker
Non-
Votes*
430,01
2,468.
505
16,950
,398.6
77
20,904
,055.1
30
0.000

*	Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.